FOR IMMEDIATE RELEASE

Contact:
Janak M. Amin
President and Chief Executive Officer
Prosper Bank
(610) 384-8282

Prosper Bank Announces Depositor Approval of the Plan of Conversion and Completion of the Subscription Offering

Coatesville, PA, June 29, 2021 — Prosper Bank (the “Bank”)   announced today that the Bank’s depositors approved the Plan of Conversion whereby the Bank will convert from the mutual to the stock form of organization. In addition, PB Bankshares, Inc. (the “Company”), the proposed holding company for the Bank, announced that sufficient orders were received in the subscription offering such that it is expected that no community offering or syndicated offering will be held.  The Company is currently processing the orders received; accordingly, no further information regarding the offering is available at this time.  The closing of the offering and conversion remains subject to customary final regulatory approvals.

Any questions regarding the conversion or the offering may be directed to the Stock Information Center by telephone at (844) 302-2265.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.
These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval or non-objection, as applicable, of the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System for the completion of the proposed conversion and related stock offering, delays in obtaining such final approvals, or adverse conditions imposed in connection with such final approvals; those related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.
The Company and the Bank cautions prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
About PB Bankshares, Inc. and Prosper Bank

PB Bankshares, Inc. will be the stock holding company for Prosper Bank upon the completion of the conversion and related stock offering. Prosper Bank was founded in 1919 and currently operates four banking offices and one loan production office in Chester, Lancaster and Dauphin Counties, Pennsylvania.